EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements listed in the following table pertaining to the named plans of, or assumed by, Intuit Inc., of our report dated August 14, 2002, with respect to the consolidated financial statements and schedule of Intuit Inc., included in the Annual Report (Form 10-K) for the year ended July 31, 2002

Form S-8 No.	Plan

33-59458	1988 Option Plan; 1993 Equity Incentive Plan; Non-Plan Officer Options

33-73222	1993 Equity Incentive Plan; Chipsoft Plan

33-95040	1993 Equity Incentive Plan; Personal News Options

333-06889 333-16827	Options Granted By Interactive Insurance Services Corp. Under Its Management Equity Plan Assumed By The Issuer 1993 Equity Incentive Plan

333-16829	1996 Directors Stock Option Plan; 1996 Employee Stock Purchase Plan

333-20361	Option to Purchase Common Stock

333-45285	Intuit Inc. 1996 Employee Stock Purchase Plan

333-45277	Intuit Inc. 1996 Directors Stock Plan

333-45287	Intuit Inc. 1993 Equity Incentive Plan

333-68851	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions

333-71099	Intuit Inc. 1993 Equity Incentive Plan

333-71101	Intuit Inc. 1996 Directors Stock Plan

333-71103	Intuit Inc. 1996 Employee Stock Purchase Plan

333-78041	Intuit Inc. 1998 Option Plan For Mergers And Acquisitions

333-84385	Options Granted Under The Boston Light Software Corp. 1999 Amended And Restated Option/Stock Issuance Plan and Assumed By Intuit Inc.

333-85349	Options Granted Under The Hutchison Avenue Software Corporation Stock Option Plan Date June 29, 1999 And Assumed By Intuit Inc.

333-92503	Options Granted Under The Rock Financial Corporation Amended And Restated 1996 Stock Option Plan Assumed By Intuit Inc.

333-92513	Intuit Inc. 1996 Employee Stock Purchase Plan

333-92515	Intuit Inc. 1996 Directors Stock Plan

333-92517	Intuit Inc. 1993 Equity Incentive Plan

333-53322	Options Granted Under The Apps.Com, Inc. 1999 Equity Incentive Plan And Assumed By Intuit Inc.

333-53324	Options Granted Under The EmployeeMatters, Inc. 1999 Stock Option Plan And Assumed By Intuit Inc.

333-51696	Intuit Inc. Stock Option Agreements

333-51698	Intuit Inc. 1996 Directors Stock Plan

333-51700	Intuit Inc. Restricted Stock Purchase Agreements

333-51692	Intuit Inc. 1996 Employee Stock Purchase Plan

333-51694	Intuit Inc. 1993 Equity Incentive Plan

333-14715	Options Granted Under The Galt Technologies Inc. 1995 Stock Option Plan And Assumed By Intuit Inc.

Form S-8 No.	Plan

333-81328	Intuit Inc. 1996 Employee Stock Purchase Plan

333-81324	Intuit Inc. 1996 Directors Stock Plan

333-81446	Intuit Inc. 2002 Equity Incentive Plan

333-89722	Options Granted Under The Flagship Group, Inc. 1999 Stock Option/Stock Issuance Plan and Assumed By Intuit Inc.

333-91056	Options Granted Under CBS Employer Services, Inc. 2000 Stock Option/Stock Issuance Plan and Assumed By Intuit Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-50417, 333-63739 and 333-54610, and Form S-4 No. 333-71097) of Intuit Inc. and the related Prospectus of our report dated August 14, 2002, with respect to the consolidated financial statements and schedule of Intuit Inc. in this Annual Report (Form 10-K) for the year ended July 31, 2002.

/s/ ERNST & YOUNG LLP

San Francisco, California
September 23, 2002